                                                                    Exhibit l(2)


[AIM INVESTMENT LOGO APPEARS HERE]
--Servicemark--
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173
713-626-1919


A I M Advisors, Inc.


November 3, 2003



Board of Trustees
AIM Investment Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re:      Initial Capital Investment in New Portfolios of
         AIM Investment Funds (the "Fund")

Ladies and Gentlemen:

         We are purchasing shares of the Fund for the purpose of providing initial investment for three new investment portfolios of the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

         We hereby agree to purchase shares equal to the following dollar amount for the portfolio:

                      FUND                              AMOUNT              DATE
-------------------------------------------------     -----------     ----------------
AIM Trimark Endeavor Fund - Class A Shares            $     10.00     November 3, 2003
AIM Trimark Endeavor Fund - Class B Shares            $     10.00     November 3, 2003
AIM Trimark Endeavor Fund - Class C Shares            $     10.00     November 3, 2003

AIM Trimark Fund - Class A Shares                     $     10.00     November 3, 2003
AIM Trimark Fund - Class B Shares                     $     10.00     November 3, 2003
AIM Trimark Fund - Class C Shares                     $     10.00     November 3, 2003

AIM Trimark Small Companies Fund - Class A Shares     $     10.00     November 3, 2003
AIM Trimark Small Companies Fund - Class B Shares     $     10.00     November 3, 2003
AIM Trimark Small Companies Fund - Class C Shares     $     10.00     November 3, 2003

AIM Trimark Endeavor Fund - Class A Shares            $   400,000     November 4, 2003
AIM Trimark Endeavor Fund - Class B Shares            $   300,000     November 4, 2003
AIM Trimark Endeavor Fund - Class C Shares            $   300,000     November 4, 2003

AIM Trimark Fund - Class A Shares                     $   400,000     November 4, 2003
AIM Trimark Fund - Class B Shares                     $   300,000     November 4, 2003
AIM Trimark Fund - Class C Shares                     $   300,000     November 4, 2003

November 3, 2003
Page 2


AIM Trimark Small Companies Fund - Class A Shares     $   400,000     November 4, 2003
AIM Trimark Small Companies Fund - Class B Shares     $   300,000     November 4, 2003
AIM Trimark Small Companies Fund - Class C Shares     $   300,000     November 4, 2003


We understand that the initial net asset value per share for each portfolio named above will be $10.

         We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

         We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.

Sincerely yours,

A I M ADVISORS, INC.

/s/ MARK H. WILLIAMSON
----------------------------
Mark H. Williamson
President

cc:      Mark Gregson
         David Hessel
         Gary Trappe